Exhibit 99.1

HubSpot Reports Q2 2020 Results

CAMBRIDGE, MA (August 5, 2020) — HubSpot, Inc. (NYSE: HUBS), a leading growth platform, today announced financial results for the second quarter ended June 30, 2020.

Financial Highlights:

Revenue

●	Total revenue was $203.6 million, up 25% compared to Q2'19.

oSubscription revenue was $196.4 million, up 26% compared to Q2'19.

oProfessional services and other revenue was $7.2 million, down 3% compared to Q2'19.

Operating Income (Loss)

●	GAAP operating margin was (6.7%), compared to (9.6%) in Q2'19.
●	Non-GAAP operating margin was 9.4%, compared to 8.4% in Q2'19.
●	GAAP operating loss was ($13.6) million, compared to ($15.7) million in Q2'19.
●	Non-GAAP operating income was $19.2 million, compared to $13.8 million in Q2'19.

Net Income (Loss)

●	GAAP net loss was ($29.4) million, or ($0.67) per basic and diluted share, compared to ($17.4) million, or ($0.41) per basic and diluted share in Q2'19.
●	Non-GAAP net income was $16.7 million, or $0.38 per basic and $0.34 per diluted share, compared to $14.6 million, or $0.35 per basic and $0.31 per diluted share in Q2'19.
●	Weighted average basic and diluted shares outstanding for GAAP net loss per share was 44.1 million, compared to 42.1 million basic and diluted shares in Q2'19.
●

Weighted average basic and diluted shares outstanding for non-GAAP net income per share was 44.1 million and 48.4 million respectively, compared to 42.1 million and 47.5 million, respectively in Q2'19.

Balance Sheet and Cash Flow

●

At the beginning of June, the company successfully executed a $460 million convertible bond offering with the concurrent repurchase of roughly 70% of the company’s existing convertible bond due in 2022.

●	The company’s cash, cash equivalents and investments balance was $1,197 million as of June 30, 2020.
●

During the second quarter, the company generated $15.0 million of operating cash flow, excluding the $48.7 million used for the repayment of our convertible notes, compared to $13.7 million generated during Q2’19.

●	During the second quarter, the company generated $0.8 million of free cash flow, compared to $3.4 million during Q2'19.

Additional Recent Business Highlights

●	Grew total customers to 86,672 at June 30, 2020 up 34% compared to June 30, 2019.
●	Total average subscription revenue per customer was $9,466 during the second quarter of 2020, down 5% compared to Q2'19.

"The world is evolving this year -- from offline to online, from old to new -- at a far greater pace than anyone could have expected. At HubSpot, we feel well positioned to help companies navigate that change and come out stronger on the other side," said Brian Halligan, Chief Executive Officer. "The onslaught of the pandemic was certainly felt throughout our company, customers and partners this year, but I’m encouraged by the traction HubSpot made in the second quarter and

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the opportunity we see ahead. The situation, of course, is still quite fluid so we'll be watching things closely and adapting along with it."

Business Outlook
Based on information available as of August 5, 2020, HubSpot is issuing guidance for the third quarter of 2020 and full year 2020 as indicated below.

Third Quarter 2020:

●	Total revenue is expected to be in the range of $210.0 million to $211.0 million.
●	Non-GAAP operating income is expected to be in the range of $7.5 million to $8.5 million.
●	Non-GAAP net income per common share is expected to be in the range of $0.11 to $0.13. This assumes approximately 48.8 million weighted average diluted shares outstanding.

Full Year 2020:

●	Total revenue is expected to be in the range of $828.0 million to $832.0 million.
●	Non-GAAP operating income is expected to be in the range of $52.0 million to $54.0 million.
●	Non-GAAP net income per common share is expected to be in the range of $0.92 to $0.96. This assumes approximately 48.5 million weighted average diluted shares outstanding.

While we continue to believe we are in a strong financial position to weather the impact to our business from COVID-19, many of our customers and prospects are still operating under very challenging circumstances and may re-evaluate their spend. As such, our third quarter 2020 guidance and updated full year 2020 guidance factor in the heightened uncertainty caused by the COVID-19 pandemic based on the information available to us as of August 5, 2020, and we undertake no obligation to update after such date. These statements are forward-looking, and actual results may differ materially, as further discussed below under the heading “Cautionary Language Concerning Forward-Looking Statements”.

Use of Non-GAAP Financial Measures

In our earnings press releases, conference calls, slide presentations, and webcasts, we may use or discuss non-GAAP financial measures, as defined by Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the consolidated financial statements. Our earnings press releases containing such non-GAAP reconciliations can be found in the Investors section of our website at ir.hubspot.com.

Conference Call Information

HubSpot will host a conference call on Wednesday, August 5, 2020, at 4:30 p.m. Eastern Time (ET) to discuss the company's second quarter financial results and its business outlook. To register for this conference call, please use this link or visit HubSpot’s Investor Relations website at ir.hubspot.com. After registering, a confirmation email will be sent, including dial in details and a unique code for entry.

Following the conference call, a replay will be available at (800) 585-8367 (domestic) or (416) 621-4642 (international). The replay passcode is 3285702. An archived webcast of this conference call will also be available on HubSpot’s Investor Relations website at ir.hubspot.com.

The company has used, and intends to continue to use, the investor relations portion of its website as a means of disclosing material non-public information and for complying with disclosure obligations under Regulation FD.

About HubSpot
HubSpot is a leading growth platform. Over 86,000 total customers in over 120 countries use HubSpot’s award-winning software, services, and support to transform the way they attract, engage, and delight customers. Learn more at www.hubspot.com.

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Cautionary Language Concerning Forward-Looking Statements
This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding management’s expectations of future financial and operational performance and operational expenditures, expected growth, and business outlook, including our financial guidance for the third fiscal quarter and full year 2020; statements regarding the impact of the COVID-19 pandemic and related economic conditions on our business and results of operations; and statements regarding our positioning for future growth and market leadership. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, risks associated with the impact of COVID-19 on our business, the broader economy, and our ability to forecast our future financial performance as a result of COVID-19; our history of losses; our ability to retain existing customers and add new customers; the continued growth of the market for an inbound platform; our ability to differentiate our platform from competing products and technologies; our ability to manage our growth effectively to maintain our high level of service; our ability to maintain and expand relationships with our solutions partners; our ability to successfully recruit and retain highly-qualified personnel; the price volatility of our common stock; and other risks set forth under the caption “Risk Factors” in our SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

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Consolidated Balance Sheets

(in thousands)

	June 30,	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$201,086	$269,670
Short-term investments	934,992	691,834
Accounts receivable	86,184	92,517
Deferred commission expense	36,121	32,078
Prepaid expenses and other current assets	37,936	23,625
Total current assets	1,296,319	1,109,724
Long-term investments	61,095	53,776
Property and equipment, net	89,993	83,649
Capitalized software development costs, net	21,391	16,793
Right-of-use assets	270,462	234,390
Deferred commission expense, net of current portion	20,831	19,110
Other assets	10,875	9,824
Intangible assets, net	10,075	11,752
Goodwill	29,935	30,250
Total assets	$1,810,976	$1,569,268
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$10,814	$12,842
Accrued compensation costs	26,513	26,318
Accrued expenses and other current liabilities	28,211	28,686
Operating lease liabilities	29,807	23,613
Deferred revenue	238,101	231,030
Total current liabilities	333,446	322,489
Operating lease liabilities, net of current portion	275,210	244,216
Deferred revenue, net of current portion	2,914	3,058
Other long-term liabilities	8,832	8,983
Convertible senior notes	467,523	340,564
Total liabilities	1,087,925	919,310
Stockholders’ equity:
Common stock	46	44
Additional paid-in capital	1,167,791	1,048,380
Accumulated other comprehensive loss	461	(336)
Accumulated deficit	(445,247)	(398,130)
Total stockholders’ equity	723,051	649,958
Total liabilities and stockholders’ equity	$1,810,976	$1,569,268

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Consolidated Statements of Operations

(in thousands, except per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019
Revenues:
Subscription	$196,415	$155,876	$387,643	$300,102
Professional services and other	7,193	7,379	14,932	14,951
Total revenue	203,608	163,255	402,575	315,053
Cost of revenues:
Subscription	30,400	23,578	60,135	44,879
Professional services and other	8,377	7,564	16,926	15,841
Total cost of revenues	38,777	31,142	77,061	60,720
Gross profit	164,831	132,113	325,514	254,333
Operating expenses:
Research and development	49,372	40,456	95,573	75,633
Sales and marketing	102,600	84,079	204,928	158,984
General and administrative	26,484	23,303	52,741	44,477
Total operating expenses	178,456	147,838	353,242	279,094
Loss from operations	(13,625)	(15,725)	(27,728)	(24,761)
Other expense:
Interest income	2,135	5,424	6,192	9,598
Interest expense	(16,809)	(5,673)	(22,761)	(11,186)
Other expense	(91)	(672)	(1,143)	(684)
Total other expense	(14,765)	(921)	(17,712)	(2,272)
Loss before income tax expense	(28,390)	(16,646)	(45,440)	(27,033)
Income tax expense	(1,011)	(711)	(1,677)	(1,424)
Net loss	$(29,401)	$(17,357)	$(47,117)	$(28,457)
Net loss per share, basic and diluted	$(0.67)	$(0.41)	$(1.08)	$(0.69)
Weighted average common shares used in computing basic and diluted net loss per share:	44,130	42,127	43,703	41,352

Consolidated Statements of Cash Flows

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(in thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019
Operating Activities:
Net loss	$(29,401)	$(17,357)	$(47,117)	$(28,457)
Adjustments to reconcile net loss to net cash and cash equivalents provided by operating activities
Depreciation and amortization	8,972	7,063	17,683	14,035
Stock-based compensation	31,374	28,663	58,837	49,869
Loss on early extinguishment of 2022 Convertible Notes	10,493	—	10,493	—
Repayment of 2022 Convertible Notes attributable to the debt discount	(48,675)	—	(48,675)	—
Benefit for deferred income taxes	(165)	(107)	(422)	(135)
Amortization of debt discount and issuance costs	5,959	5,415	11,662	10,675
Accretion of bond discount	(1,336)	(4,070)	(3,490)	(6,821)
Unrealized currency translation	(597)	263	184	(18)
Changes in assets and liabilities
Accounts receivable	(3,850)	(3,851)	5,930	3,907
Prepaid expenses and other assets	(5,313)	(7,216)	(20,420)	(6,330)
Deferred commission expense	(4,314)	(2,205)	(5,837)	(5,539)
Right-of-use assets	7,675	3,757	13,398	9,262
Accounts payable	342	81	1,837	4,992
Accrued expenses and other liabilities	5,883	5,359	444	3,288
Operating lease liabilities	(7,033)	(6,052)	(12,314)	(10,162)
Deferred revenue	(3,704)	3,954	7,128	12,847
Net cash and cash equivalents (used in) provided by operating activities	(33,690)	13,697	(10,679)	51,413
Investing Activities:
Purchases of investments	(527,139)	(211,301)	(967,028)	(597,802)
Maturities of investments	327,127	158,925	710,002	342,385
Sale of investments	10,932	—	10,932	—
Purchases of property and equipment	(8,799)	(7,791)	(19,897)	(12,056)
Capitalization of software development costs	(5,394)	(2,507)	(10,163)	(5,328)
Purchases of strategic investments	(1,000)	(352)	(1,000)	(352)
Net cash and cash equivalents used in investing activities	(204,273)	(63,026)	(277,154)	(273,153)
Financing Activities:
Proceeds from issuance of 2025 Convertible Notes, net of issuance costs paid of $9.4 million	450,614	—	450,614	—
Proceeds from settlement of Convertible Note Hedges related to the 2022 Convertible Notes	362,492	—	362,492	—
Payments for settlement of Warrants related to the 2022 Convertible Notes	(327,543)	—	(327,543)	—
Repayment of 2022 Convertible Notes attributable to the principal	(234,366)	—	(234,366)	—
Payments for Capped Call Options related to the 2025 Convertible Notes	(50,600)	—	(50,600)	—
Proceeds from common stock offering, net of offering costs paid of $365	—	—	—	342,628
Payments for common stock offering costs	—	(111)	—	—
Employee taxes paid related to the net share settlement of stock-based awards	(1,259)	(1,651)	(2,200)	(2,735)
Proceeds related to the issuance of common stock under stock plans	8,354	5,048	15,208	10,738
Repayments of finance lease obligations	2	(87)	(28)	(205)
Net cash and cash equivalents provided by financing activities	207,694	3,199	213,577	350,426
Effect of exchange rate changes on cash, cash equivalents and restricted cash	1,670	586	(144)	(198)
Net increase in cash, cash equivalents and restricted cash	(28,599)	(45,544)	(74,400)	128,488
Cash, cash equivalents and restricted cash, beginning of period	232,714	291,146	278,515	117,114
Cash, cash equivalents and restricted cash, end of period	$204,115	$245,602	$204,115	$245,602

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Reconciliation of non-GAAP operating income and operating margin (in thousands, except percentages)	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
GAAP operating loss	$(13,625)	$(15,725)	$(27,728)	$(24,761)
Stock-based compensation	31,374	28,663	58,837	49,869
Amortization of acquired intangible assets	899	800	1,798	1,600
Acquisition related expenses	518	32	851	65
Non-GAAP operating income	19,166	$13,770	$33,758	$26,773

GAAP operating margin	(6.7%)	(9.6%)	(6.9%)	(7.9%)
Non-GAAP operating margin	9.4%	8.4%	8.4%	8.5%

Reconciliation of non-GAAP net income (in thousands, except per share amounts)	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
GAAP net loss	$(29,401)	$(17,357)	$(47,117)	$(28,457)
Stock-based compensation	31,374	28,663	58,837	49,869
Amortization of acquired intangibles assets	899	800	1,798	1,600
Acquisition related expenses	518	32	851	65
Non-cash interest expense for amortization of debt discount and debt issuance costs	5,959	5,415	11,662	10,675
Loss on early extinguishment of 2022 Convertible Notes	10,493	—	10,493	—
Impairment of strategic investment	—	—	250	—
Income tax effects of non-GAAP items	(3,160)	(2,942)	(6,013)	(5,611)
Non-GAAP net income	$16,682	$14,611	$30,761	$28,141

Non-GAAP net income per share:
Basic	$0.38	$0.35	$0.70	$0.68
Diluted	$0.34	$0.31	$0.64	$0.61
Shares used in non-GAAP per share calculations
Basic	44,130	42,127	43,703	41,352
Diluted	48,367	47,532	47,988	46,394

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Exhibit 99.1

Reconciliation of non-GAAP expense and expense as a percentage of revenue
(in thousands, except percentages)
	Three Months Ended June 30,
	2020					2019
	COS, Subscription	COS, Prof. services & other	R&D	S&M	G&A	COS, Subscription	COS, Prof. services & other	R&D	S&M	G&A
GAAP expense	$30,400	$8,377	$49,372	$102,600	$26,484	$23,578	$7,564	$40,456	$84,079	$23,303
Stock -based compensation	(1,075)	(628)	(10,111)	(12,868)	(6,692)	(822)	(666)	(10,553)	(10,523)	(6,099)
Amortization of acquired intangible assets	(879)	—	—	(20)	—	(800)	—	—	—	—
Acquisition related expenses	—	—	(327)	—	(191)	—	—	(32)	—	—
Non-GAAP expense	$28,446	$7,749	$38,934	$89,712	$19,601	$21,956	$6,898	$29,871	$73,556	$17,204

GAAP expense as a percentage of revenue	14.9%	4.1%	24.2%	50.4%	13.0%	14.4%	4.6%	24.8%	51.5%	14.3%
Non-GAAP expense as a percentage of revenue	14.0%	3.8%	19.1%	44.1%	9.6%	13.4%	4.2%	18.3%	45.1%	10.5%

	Six Months Ended June 30,
	2020					2019
	COS, Subscription	COS, Prof. services & other	R&D	S&M	G&A	COS, Subscription	COS, Prof. services & other	R&D	S&M	G&A
GAAP expense	$60,135	$16,926	$95,573	$204,928	$52,741	$44,879	$15,841	$75,633	$158,984	$44,477
Stock -based compensation	(1,974)	(1,234)	(18,819)	(23,684)	(13,126)	(1,437)	(1,685)	(17,644)	(18,327)	(10,776)
Amortization of acquired intangible assets	(1,759)	—	—	(39)	—	(1,600)	—	—	—	—
Acquisition related expenses	—	—	(657)	—	(194)	—	—	(65)	—	—
Non-GAAP expense	$56,402	$15,692	$76,097	$181,205	$39,421	$41,842	$14,156	$57,924	$140,657	$33,701

GAAP expense as a percentage of revenue	14.9%	4.2%	23.7%	50.9%	13.1%	14.2%	5.0%	24.0%	50.5%	14.1%
Non-GAAP expense as a percentage of revenue	14.0%	3.9%	18.9%	45.0%	9.8%	13.3%	4.5%	18.4%	44.6%	10.7%

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Exhibit 99.1

Reconciliation of non-GAAP subscription margin
(in thousands, except percentages)
	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
GAAP subscription margin	$166,015	$132,298	$327,508	$255,223
Stock -based compensation	1,075	822	1,974	1,437
Amortization of acquired intangible assets	879	800	1,759	1,600
Non-GAAP subscription margin	$167,969	$133,920	$331,241	$258,260

GAAP subscription margin percentage	84.5%	84.9%	84.5%	85.0%
Non-GAAP subscription margin percentage	85.5%	85.9%	85.5%	86.1%

Reconciliation of operating cash flow
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
GAAP net cash and cash equivalents provided by operating activities	$(33,690)	$13,697	$(10,679)	$51,413
Repayment of 2022 Convertible Notes attributable to the debt discount	48,675	—	48,675	—
Operating cash flow, excluding repayment of convertible debt	$14,985	$13,697	$37,996	$51,413

Reconciliation of free cash flow
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
GAAP net cash and cash equivalents provided by operating activities	$(33,690)	$13,697	$(10,679)	$51,413
Purchases of property and equipment	(8,799)	(7,791)	(19,897)	(12,056)
Capitalization of software development costs	(5,394)	(2,507)	(10,163)	(5,328)
Repayment of 2022 Convertible Notes attributable to the debt discount	48,675	—	48,675	—
Free cash flow	$792	$3,399	$7,936	$34,029

Reconciliation of forecasted non-GAAP operating income (in thousands, except percentages)
	Three Months Ended September 30, 2020	Year Ended December 31, 2020
GAAP operating income range	($22,680)-($21,680)	($70,825)-($68,825)
Stock-based compensation	29,400	119,100
Amortization of acquired intangible assets	450	2,405
Acquisition related expenses	330	1,320
Non-GAAP operating income range	$7,500 -$8,500	$52,000-$54,000

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Reconciliation of forecasted non-GAAP net income and non-GAAP net income per share (in thousands, except per share amounts)

	Three Months Ended September 30, 2020	Year Ended December 31, 2020
GAAP net loss range	($30,884)-($29,634)	($106,542)-($104,042)
Stock-based compensation	29,400	119,100
Amortization of acquired intangible assets	450	2,405
Acquisition related expenses	330	1,320
Non-cash interest expense for amortization of debt discount and debt issuance costs	6,526	24,874
Loss on early extinguishment of 2022 Convertible Notes	—	10,493
Impairment of strategic investment	—	250
Income tax effects of non-GAAP items	(322)-(572)	(7,300)-(7,800)
Non-GAAP net income range	$5,500-$6,500	$44,600-$46,600

GAAP net income per basic and diluted share	($0.68)-($0.65)	($2.38)-($2.32)
Non-GAAP net income per diluted share	$0.11-$0.13	$0.92-$0.96

Weighted average common shares used in computing GAAP basic and diluted net loss per share:	45,630	44,750

Weighted average common shares used in computing non-GAAP diluted net loss per share:	48,770	48,460

HubSpot’s estimates of stock-based compensation, amortization of acquired intangible assets, acquisition-related expenses, non-cash interest expense for amortization of debt discount and debt issuance costs, loss on early extinguishment of 2022 Convertible Notes, impairment of strategic investment, and income tax effects of non-GAAP items assume, among other things, the occurrence of no additional acquisitions, investments or restructurings, and no further revisions to stock-based compensation and related expenses.

Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. In this release, HubSpot’s non-GAAP operating income, operating margin, subscription margin, expense, expense as a percentage of revenue, net income, and free cash flow are not presented in accordance with GAAP and are not intended to be used in lieu of GAAP presentations of results of operations. Free cash flow is defined as cash and cash equivalents provided by or used in operating activities less purchases of property and equipment and capitalization of software development costs, plus repayments of convertible notes attributable to debt discount. We believe information regarding free cash flow provides useful information to investors in understanding and evaluating the strength of liquidity and available cash and the exclusion of repayments of convertible notes attributable to debt discount provides a comparable framework for assessing how our business performed when compared to prior periods and also aligns the non-GAAP treatment of our debt discount that is amortized as non-cash interest expense.

Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. Specifically, these non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. In addition,

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management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors. However, these non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies. We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. Management may, however, utilize other measures to illustrate performance in the future. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included above in this press release.

These non-GAAP measures exclude stock-based compensation, amortization of acquired intangible assets, acquisition related expenses, non-cash interest expense for the amortization of debt discount debt issuance costs, loss on early extinguishment of 2022 Convertible Notes, impairment of strategic investment, and account for the income tax effects of the exclusion of these non-GAAP items. We believe investors may want to incorporate the effects of these items in order to compare our financial performance with that of other companies and between time periods:

A.

Stock-based compensation is a non-cash expense accounted for in accordance with FASB ASC Topic 718. We believe that the exclusion of stock-based compensation expense allows for financial results that are more indicative of our operational performance and provide for a useful comparison of our operating results to prior periods and to our peer companies because stock-based compensation expense varies from period to period and company to company due to such things as differing valuation methodologies and changes in stock price.

B.

Expense for the amortization of acquired intangible assets is a non-cash item, and we believe that the exclusion of this amortization expense provides for a useful comparison of our operating results to prior periods and to our peer companies.

C.

Acquisition related expenses, such as transaction costs and retention payments, are expenses that are not necessarily reflective of operational performance during a period. We believe that the exclusion of these expenses provides for a useful comparison of our operating results to prior periods and to our peer companies.

D.

In May 2017, the Company issued $400 million of convertible notes due in 2022 with a coupon interest rate of 0.25%.  In June 2020, the Company issued $460 million of convertible notes due in 2025 with a coupon interest rate of 0.375%. The imputed interest rates of the convertible senior notes were approximately 6.87% and 5.71%, respectively. This is a result of the debt discount recorded for the conversion feature that is required to be separately accounted for as equity, and debt issuance costs, which reduce the carrying value of the convertible debt instrument. The debt discount is amortized as interest expense together with the issuance costs of the debt. The expense for the amortization of debt discount and debt issuance costs is a non-cash item, and we believe the exclusion of this interest expense provides for a useful comparison of our operating results to prior periods and to our peer companies.

In June 2020, the Company used a portion of the proceeds from the issuance of the convertible notes due in 2025 to repay approximately $272.1 million of its convertible notes that were due in 2022.  In connection with the repayment of these notes, the Company recorded a $10.5 million loss on early extinguishment of debt, which represents the difference between the fair value and carrying value of the debt extinguished. The amount of this charge may be inconsistent in size and varies depending on the timing of the repurchase of debt. In connection with the debt extinguishment, approximately $48.7 million of the repayment of convertible notes that is attributable to debt discount was classified as operating cash flow. These activities are not considered reflective of our recurring core business operating results. As such, we believe the exclusion of these expenses and payments provides for a useful comparison of our operating results to prior periods and to our peer companies.

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E.

Strategic investments consist of non-controlling equity investments in privately held companies. The recognition of gains or losses can vary significantly across periods and we do not view them to be indicative of our fundamental operating activities and believe the exclusion of gains or losses provides for a useful comparison of our operating results to prior periods and to our peer companies.

F.

The effects of income taxes on non-GAAP items reflect a fixed long-term projected tax rate of 20% to provide better consistency across reporting periods. To determine this long-term non-GAAP tax rate, we exclude the impact of other non-GAAP adjustments and take into account other factors such as our current operating structure and existing tax positions in various jurisdictions. We will periodically reevaluate this tax rate, as necessary, for significant events such as relevant tax law changes and material changes in our forecasted geographic earnings mix.

Updated Non-GAAP Net Income Calculation

In our presentations of non-GAAP net income (which is a non-GAAP financial measure) in our earnings release for each of the quarters ending March 31, 2019, June 30, 2019, September 30, 2019, December 31, 2019, and March 31, 2020, and the year ended December 31, 2019, we did not include a hypothetical income tax effect due to a full valuation allowance on our U.S. deferred tax assets. We have elected to update our non-GAAP net income calculations (and our reconciliations to GAAP net loss) and non-GAAP net income per share for each of these quarters and the year ended December 31, 2019, and the updated information is provided below. No updates have been made to any other adjustments in the calculation of each of non-GAAP net income or non-GAAP net income per share for such periods, and our consolidated financial results as calculated under GAAP are not affected. Had we not updated our presentation of non-GAAP net income to reflect a hypothetical income tax effect in Q2'20, our Q2'20 non-GAAP net income would have been $19.9 million, our Q2'20 non-GAAP basic net income per share would have been $0.45, and our Q2'20 non-GAAP diluted net income per share would have been $0.41.

Reconciliation of non-GAAP net income (in thousands, except per share amounts)	Three months ended					Year ended
	March 31, 2019	June 30, 2019	September 30, 2019	December 31, 2019	March 31, 2020	December 31, 2019
GAAP net loss	$(11,100)	$(17,357)	$(14,987)	$(10,302)	$(17,716)	$(53,746)
Stock-based compensation	21,205	28,663	23,791	24,095	27,463	97,754
Amortization of acquired intangibles assets	800	800	762	839	900	3,201
Acquisition related expenses	32	32	30	876	333	971
Non-cash interest expense for amortization of debt discount and debt issuance costs	5,260	5,415	5,509	5,606	5,703	21,790
Impairment of strategic investment	—	—	—	—	250	—
Income tax effects of non-GAAP items	(2,669)	(2,942)	(2,820)	(3,184)	(2,854)	(11,616)
Non-GAAP net income (1)	$13,528	$14,611	$12,285	$17,930	$14,079	$58,354

Non-GAAP net income per share:
Basic (2)	$0.33	$0.35	$0.29	$0.42	$0.33	$1.39
Diluted (3)	$0.30	$0.31	$0.26	$0.38	$0.30	$1.26

(1)

We previously reported non-GAAP net income of $16.2 million, $17.6 million, $15.1 million, $20.9 million, and $16.7 million for the three months ended March 31, 2019, June 30, 2019, September 30, 2019, December 31, 2019, and March 31, 2020, respectively, and $69.8 million for the year ended December 31, 2019.

(2)

We previously reported non-GAAP basic net income per share of $0.40, $0.42, $0.36, $0.49, and $0.39 for the three months ended March 31, 2019, June 30, 2019, September 30, 2019, December 31, 2019, and March 31, 2020, respectively, and $1.66 for the year ended December 31, 2019.

(3)

We previously reported non-GAAP diluted net income per share of $0.36, $0.37, $0.32, $0.45, and $0.35 for the three months ended March 31, 2019, June 30, 2019, September 30, 2019, December 31, 2019, and March 31, 2020, respectively, and $1.50 for the year ended December 31, 2019.

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Investor Relations Contact:
Charles MacGlashing
investors@hubspot.com

Media Contact:
Ellie Flanagan
eflanagan@hubspot.com

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